Exhibit 99.2

URBAN EDGE PROPERTIES

SUPPLEMENTAL DISCLOSURE
PACKAGE

June 30, 2017

Urban Edge Properties
888 7th Avenue, New York, NY 10019
NY Office: 212-956-2556
www.uedge.com

URBAN EDGE PROPERTIES
SUPPLEMENTAL DISCLOSURE
June 30, 2017
(unaudited)

TABLE OF CONTENTS
Page
Press Release
Second Quarter 2017 Earnings Press Release	1

Overview
Summary Financial Results and Ratios	10

Consolidated Financial Statements
Consolidated Balance Sheets	11
Consolidated Statements of Income	12

Non-GAAP Financial Measures and Supplemental Data
Supplemental Schedule of Net Operating Income	13
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)	14
Funds from Operations	15
Market Capitalization, Debt Ratios and Liquidity	16
Additional Disclosures	17

Leasing Data
Tenant Concentration - Top Twenty-Five Tenants	18
Leasing Activity	19
Retail Portfolio Lease Expiration Schedules	20

Property Data
Property Status Report	22
Property Acquisitions and Dispositions	25
Development, Redevelopment and Anchor Repositioning Projects	26

Debt Schedules
Debt Summary	28
Mortgage Debt Summary and Debt Maturity Schedule	29

Urban Edge Properties		For additional information:
888 Seventh Avenue		Mark Langer, EVP and
New York, NY 10019		Chief Financial Officer
212-956-2556

FOR IMMEDIATE RELEASE:

Urban Edge Properties Reports Second Quarter 2017 Results

NEW YORK, NY, August 2, 2017 - Urban Edge Properties (NYSE:UE) (the "Company") today announced its results for the three and six months ended June 30, 2017.

Financial Results(1)(2)

•	Generated net income of $14.9 million, or $0.13 per diluted share, for the quarter and $69.7 million, or $0.63 per diluted share, for the six months ended June 30, 2017.

•
Generated Funds from Operations applicable to diluted common shareholders ("FFO") of $38.7 million, or $0.34 per share, for the quarter and $112.1 million, or $1.01 per share, for the six months ended June 30, 2017.

•
Generated FFO as Adjusted of $0.33 per share for the quarter and $0.66 per share for the six months ended June 30, 2017, an increase of 6.5% per share compared to both the second quarter of 2016 and the six months ended June 30, 2016.

Operating Results(1)

•
Increased same-property cash Net Operating Income (“NOI”) by 5.0% compared to the second quarter of 2016 and by 5.3% compared to the six months ended June 30, 2016, primarily due to rent commencements at Garfield Commons, Kearny Commons and Bergen Town Center and higher recoveries.

•
Increased same-property cash NOI including properties in redevelopment by 5.6% compared to the second quarter of 2016 and by 6.1% compared to the six months ended June 30, 2016. Rent commencements at East Hanover warehouses, Walnut Creek and Montehiedra contributed to this growth.

•
Reported a decline in consolidated retail portfolio occupancy of 30 basis points to 95.9% compared to June 30, 2016 and 130 basis points compared to March 31, 2017, primarily as a result of acquiring centers with lower occupancy than our existing portfolio.

•	Increased same-property retail portfolio occupancy by 90 basis points to 98.2% compared to June 30, 2016 and reported a decrease of 10 basis points compared to March 31, 2017.

•
Executed 31 new leases, renewals and options totaling 373,000 square feet (sf) during the quarter. Same-space leases totaled 338,000 sf and generated average rent spreads of 1.7% on a GAAP basis and (2.7)% on a cash basis.

Acquisition and Disposition Activity

•
Acquired seven retail assets, predominantly in the New York metro area, totaling $325 million during the quarter. Funding for these acquisitions was comprised of approximately $122 million in UE operating partnership units valued at $27.02 per unit (4.5 million units), approximately $33 million of assumed debt, the issuance of approximately $126 million in non-recourse, mortgage loans and approximately $44 million in cash.

•	During the six months ended June 30, 2017, the Company acquired a total of nine retail assets as follows:

Date Acquired	Property	Location	GLA SF	Occupancy	Purchase Price

1/17/2017	Shops at Bruckner	Bronx, NY	114,000	100%	$32,000
2/2/2017	Hudson Mall	Jersey City, NJ	383,000	97%	43,700
5/24/2017	Yonkers Gateway Center (2 transactions)(3)	Yonkers, NY	437,000	88%	152,388
5/24/2017	The Plaza at Cherry Hill	Cherry Hill, NJ	413,000	74%	51,348
5/24/2017	Manchester Plaza	Manchester, MO	131,000	89%	19,794
5/24/2017	Millburn Gateway Center	Millburn, NJ	102,000	97%	43,748
5/24/2017	21 E Broad St/One Lincoln Plaza	Westfield, NJ	22,000	100%	9,670
5/25/2017	The Plaza at Woodbridge	Woodbridge, NJ	411,000	81%	99,752
		Total	2,013,000	87%	$452,400

•	Completed the sale of a 32,000 sf vacant building located in Eatontown, NJ for $5.0 million on June 30, 2017.

Development, Redevelopment and Anchor Repositioning Activity

•
Advanced thirteen active projects. Estimated gross cost for active and completed projects totals $203.4 million, a $10.3 million increase over the first quarter of 2017. Increased project costs are primarily offset by increased revenue from new tenant leases. These projects are expected to generate a 10% return. Of the $203.4 million, $96.8 million remains to be funded.

•	Sixteen additional pipeline projects are expected to earn 9% on the projected investment of $69-86 million.

Financing Activity

•
On May 10, 2017, issued 7.7 million common shares through an underwritten public offering generating cash proceeds of $193.5 million. The Company intends to use the net proceeds of this offering for development and redevelopment projects and for general corporate purposes including potential acquisitions that may be identified in the future.

Balance Sheet Highlights at June 30, 2017(1)(4)

•	Total market capitalization of approximately $4.3 billion comprising 120.4 million, fully diluted common shares valued at $2.9 billion and $1.4 billion of debt.

•	Net debt to total market capitalization of 27%.

•	Net debt to Adjusted Earnings before interest, tax, depreciation and amortization ("EBITDA") of 5.6x.

•	$248 million of cash and cash equivalents and no amounts drawn on the $600 million revolving credit facility.

(1) Refer to "Non-GAAP Financial Measures" and "Operating Metrics" for definitions and additional detail.
(2) Refer to page 5 for a reconciliation of FFO to FFO as Adjusted for the three and six months ended June 30, 2017.
(3) The acquisition of Yonkers Gateway Center closed in two transactions. On January 4, 2017, the Company acquired fee and leasehold interests for $51.7 million. On May 24, 2017, the Company acquired the remaining fee and leasehold interests not previously acquired for $100.7 million.
(4) The tables accompanying this press release provide the calculation of fully diluted common shares and a reconciliation of net income to EBITDA and Adjusted EBITDA.

Non-GAAP Financial Measures
The Company uses certain non-GAAP performance measures, in addition to the primary GAAP presentations, as we believe these measures improve the understanding of the Company's operational results. We continually evaluate the usefulness, relevance, limitations, and calculation of our reported non-GAAP performance measures to determine how best to provide relevant information to the investing public, and thus such reported measures are subject to change. The Company's non-GAAP performance measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental financial results. The following non-GAAP measures are commonly used by the Company and investing public to understand and evaluate our operating results and performance:

•
FFO: The Company believes FFO is a useful, supplemental measure of its operating performance that is a recognized metric used extensively by the real estate industry and, in particular REITs. FFO, as defined by the National Association of Real Estate Investment Trusts ("NAREIT") and the Company, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciated real estate assets, real estate impairment losses, rental property depreciation and amortization expense. The Company believes that financial analysts, investors and stockholders are better served by the presentation of comparable period operating results generated from FFO primarily because it excludes the assumption that the value of real estate assets diminish predictably. FFO does not represent cash flows from operating activities in accordance with GAAP, should not be considered an alternative to net income as an indication of our performance, and is not indicative of cash flow as a measure of liquidity or our ability to make cash distributions.

•
FFO as Adjusted: The Company provides disclosure of FFO as Adjusted because it believes it is a useful supplemental measure of its core operating performance that facilitates comparability of historical financial periods. FFO as Adjusted is calculated by making certain adjustments to FFO to account for items the Company does not believe are representative of ongoing core operating results including transaction costs associated with acquisition and disposition activity and non-comparable revenues and expenses. The Company's method of calculating FFO as Adjusted may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

•
Cash NOI: The Company uses cash NOI internally to make investment and capital allocation decisions and to compare the unlevered performance of our properties to our peers. The Company believes cash NOI is useful to investors as a performance measure because, when compared across periods, cash NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis, providing perspective not immediately apparent from operating income or net income. The Company calculates cash NOI using net income as defined by GAAP reflecting only those income and expense items that are incurred at the property level, adjusted for the following items: lease termination fees, bankruptcy settlement income, non-cash rental income and ground rent expense and income or expenses that we do not believe are representative of ongoing operating results, if any.

•
Same-property Cash NOI: The Company provides disclosure of cash NOI on a same-property basis, which includes the results of properties that were owned and operated for the entirety of the reporting periods being compared totaling 76 properties for the three and six months ended June 30, 2017 and 2016. Information provided on a same-property basis excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area ("GLA") is taken out of service and also excludes properties acquired, sold, under contract to be sold, or that are in the foreclosure process during the periods being compared. As such, same-property cash NOI assists in eliminating disparities in net income due to the development, redevelopment, acquisition or disposition of properties during the periods presented, and thus provides a more consistent performance measure for the comparison of the operating performance of the Company's properties. While there is judgment surrounding changes in designations, a property is removed from the same-property pool when it is designated as a redevelopment property because it is undergoing significant renovation or retenanting pursuant to a formal plan that is expected to have a significant impact on its operating income. A development or redevelopment property is moved back to the same-property pool once a substantial portion of the NOI growth expected from the development or redevelopment is reflected in both the current and comparable prior year period, generally one year after at least 80% of the expected NOI from the project is realized on a cash basis for a full quarter. Acquisitions are moved into the same-property pool once we have owned the property for the entirety of the comparable periods and the property is not under significant development or redevelopment. The Company has also provided disclosure of cash NOI on a same-property basis adjusted to include redevelopment properties.

•
EBITDA and Adjusted EBITDA: EBITDA and Adjusted EBITDA are supplemental, non-GAAP measures utilized by us in various financial ratios. EBITDA and Adjusted EBITDA are presented to assist investors in the evaluation of REITs, as a measure of the Company's operational performance as they exclude various items that do not relate to or are not indicative of our operating performance and because they approximate key performance measures in our debt covenants. Accordingly, the Company believes that the use of EBITDA and Adjusted EBITDA, as opposed to income before income taxes in various ratios, provides meaningful performance measures related to the Company's ability to meet various coverage tests for the stated periods. The Company also presents the ratio of net debt (net of cash) to annualized Adjusted EBITDA, which it believes is useful to investors as a supplemental measure in evaluating the Company's balance sheet leverage.
The Company believes net income is the most directly comparable GAAP financial measure to the non-GAAP performance measures outlined above. Reconciliations of these measures to net income have been provided in the tables accompanying this press release.

Operating Metrics

The Company presents certain operating metrics related to our properties including occupancy, leasing activity and rental rates. Operating metrics are used by the Company and are useful to investors in facilitating an understanding of the operational performance for our properties.

Occupancy metrics represent the percentage of occupied gross leasable area based on executed leases (including properties in development and redevelopment) and includes leases signed, but for which rent has not yet commenced. Same-property retail portfolio occupancy includes shopping centers and malls that have been owned and operated for the entirety of the reporting periods being compared totaling 76 properties for the three and six months ended June 30, 2017 and 2016. Occupancy metrics presented for the Company's same-property retail portfolio excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area is taken out of service and also excludes properties acquired within the past 12 months, properties sold, under contract to be sold, or that are in the foreclosure process during the periods being compared.

Executed new leases, renewals and exercised options are presented on a same-space basis. Same-space leases represent those leases signed on spaces for which there was a previous lease with comparable gross leasable area.

Reconciliation of Net Income to FFO and FFO as Adjusted

The following table reflects the reconciliation of net income to FFO and FFO as Adjusted for the three and six months ended June 30, 2017. Net income is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 3 for a description of FFO and FFO as Adjusted.

	Three Months Ended June 30, 2017		Six Months Ended June 30, 2017
	(in thousands)	(per share)	(in thousands)	(per share)
Net income	$14,920	$0.13	$69,655	$0.63
Less (net income) attributable to noncontrolling interests in:
Operating partnership	(1,326)	(0.01)	(5,464)	(0.05)
Consolidated subsidiaries	(11)	—	(22)	—
Net income attributable to common shareholders	13,583	0.12	64,169	0.58
Adjustments:
Rental property depreciation and amortization	23,452	0.21	39,031	0.35
Real estate impairment loss	303	—	3,467	0.03
Limited partnership interests in operating partnership	1,326	0.01	5,464	0.05
FFO applicable to diluted common shareholders(1)	38,664	0.34	112,131	1.01

Transaction costs	132	—	183	—
Loss on extinguishment of debt	—	—	1,274	0.01
Tenant bankruptcy settlement income	(486)	(0.01)	(513)	(0.01)
Income from acquired leasehold interest(2)	—	—	(39,215)	(0.35)
FFO as Adjusted applicable to diluted common shareholders(1)	$38,310	$0.33	$73,860	$0.66

Weighted average diluted common shares - FFO(1)	114,433		111,224
(1) Refer to the table below for reconciliation of weighted average diluted shares used in EPS calculations and weighted average diluted common shares used in FFO per share calculations.
(2) Income from acquired leasehold interest at the Shops at Bruckner includes the write-off of unamortized intangible liability related to the below-market ground lease acquired and existing straight-line receivable balance.

The following table reflects the reconciliation of weighted average diluted shares used in EPS calculations and weighted average diluted common shares used in FFO per share calculations.

(in thousands)	Three Months Ended June 30, 2017	Six Months Ended June 30, 2017
Weighted average diluted shares used to calculate EPS	104,260	111,224
Assumed conversion of OP and LTIP Units to common stock(1)	10,173	—
Weighted average diluted common shares used to calculate FFO per share	114,433	111,224
(1) Operating Partnership ("OP") and Long-Term Incentive Plan ("LTIP") Units are excluded from the calculation of earnings per diluted share for the three months ended June 30, 2017, because their inclusion is anti-dilutive and included for the six months ended June 30, 2017, because their inclusion is dilutive. FFO includes earnings allocated to unitholders as the inclusion of these units is dilutive to FFO per share.

Reconciliation of Net Income to Cash NOI and Same-Property Cash NOI

The following table reflects the reconciliation of net income to cash NOI, same-property cash NOI and same-property cash NOI including properties in redevelopment for the three and six months ended June 30, 2017 and 2016. Net income is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 3 for a description of cash NOI and same-property cash NOI.

	Three Months Ended June 30, 2017		Six Months Ended June 30, 2017
(Amounts in thousands)	2017	2016	2017	2016
Net income	$14,920	$36,071	$69,655	$55,859
Add: income tax expense (benefit)	304	(306)	624	30
Income before income taxes	15,224	35,765	70,279	55,889
Interest income	(336)	(177)	(463)	(344)
Gain on sale of real estate	—	(15,618)	—	(15,618)
Interest and debt expense	13,627	12,820	26,742	26,249
Loss on extinguishment of debt	—	—	1,274	—
Operating income	28,515	32,790	97,832	66,176
Depreciation and amortization	23,701	13,558	39,529	27,473
Real estate impairment loss	303	—	3,467	—
General and administrative expense	7,709	7,535	15,790	14,255
Transaction costs	132	34	183	84
NOI	60,360	53,917	156,801	107,988
Less: non-cash revenue and expenses	(1,452)	(1,454)	(42,253)	(3,265)
Cash NOI(1)	58,908	52,463	114,548	104,723
Adjustments:
Cash NOI related to properties being redeveloped(1)	(5,414)	(4,851)	(10,868)	(9,525)
Cash NOI related to properties acquired, disposed, or in foreclosure(1)	(4,050)	(477)	(5,628)	(970)
Management and development fee income from non-owned properties	(351)	(526)	(830)	(981)
Tenant bankruptcy settlement income	(486)	(340)	(513)	(1,490)
Other(2)	20	36	12	84
Subtotal adjustments	(10,281)	(6,158)	(17,827)	(12,882)
Same-property cash NOI	$48,627	$46,305	$96,721	$91,841
Adjustments:
Cash NOI related to properties being redeveloped	5,414	4,851	10,868	9,525
Same-property cash NOI including properties in redevelopment	$54,041	$51,156	$107,589	$101,366
(1) Cash NOI is calculated as total property revenues less property operating expenses, excluding the net effects of non-cash rental income and non-cash ground rent expense.
(2) Other adjustments include revenue and expense items attributable to non-same properties and corporate activities.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

The following table reflects the reconciliation of net income to EBITDA and Adjusted EBITDA for the three and six months ended June 30, 2017 and 2016. Net income is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 3 for a description of EBITDA and Adjusted EBITDA.

	Three Months Ended June 30, 2017		Six Months Ended June 30, 2017
(Amounts in thousands)	2017	2016	2017	2016
Net income	$14,920	$36,071	$69,655	$55,859
Depreciation and amortization	23,701	13,558	39,529	27,473
Interest and debt expense	13,627	12,820	26,742	26,249
Income tax expense (benefit)	304	(306)	624	30
EBITDA	52,552	62,143	136,550	109,611
Adjustments for Adjusted EBITDA:
Real estate impairment loss	303	—	3,467	—
Transaction costs	132	34	183	84
Loss on extinguishment of debt	—	—	1,274	—
Tenant bankruptcy settlement income	(486)	(340)	(513)	(1,490)
Gain on sale of real estate	—	(15,618)	—	(15,618)
Income from acquired leasehold interest	—	—	(39,215)	—
Adjusted EBITDA	$52,501	$46,219	$101,746	$92,587

The following table reflects the Company's fully diluted common shares outstanding which is the total number of shares that would be outstanding assuming all possible conversions. Fully diluted common shares outstanding are utilized to calculate our equity market capitalization to allow investors the ability to assess our market value. The sum of the total equity market capitalization and total debt, as calculated in accordance with GAAP, represents the Company's total market capitalization.

June 30, 2017
Common shares outstanding	107,564,687
OP and LTIP units (dilutive)	12,830,232
Fully diluted common shares	120,394,919

ADDITIONAL INFORMATION
For a copy of the Company’s supplemental disclosure package, please access the "Investors" section of UE’s website at www.uedge.com. Our website also includes other financial information, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports.

ABOUT URBAN EDGE
Urban Edge Properties is a NYSE listed real estate investment trust focused on managing, acquiring, developing, and redeveloping retail real estate in urban communities, primarily in the New York metropolitan region. Urban Edge owns 90 properties totaling 16.6 million square feet of gross leasable area.

FORWARD-LOOKING STATEMENTS
Certain statements contained in this Press Release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of future performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “may” or other similar expressions in this Press Release. Many of the factors that will determine the outcome of these and our other forward-looking statements are beyond our ability to control or predict; these factors include, among others, the Company's ability to complete its active development, redevelopment and anchor repositioning projects, the Company's ability to pursue, finance and complete acquisition opportunities, the Company's ability to engage in the projects in its planned expansion and redevelopment pipeline and the Company's ability to achieve the estimated unleveraged returns for such projects and acquisitions. For further discussion of factors that could materially affect the outcome of our forward-looking statements, see “Risk Factors” in Part I, Item 1A, of our Annual Report on Form 10-K for the year ended December 31, 2016 and the other documents filed by the Company with the Securities and Exchange Commission.

For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date of this Press Release. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date of this Press Release.

URBAN EDGE PROPERTIES
ADDITIONAL DISCLOSURES
As of June 30, 2017

Basis of Presentation
The information contained in the Supplemental Disclosure Package does not purport to disclose all items required by GAAP and is unaudited information. This Supplemental Disclosure Package should be read in conjunction with the Company's most recent Form 10-K and Form 10-Q. The results of operations of any property acquired are included in the Company's financial statements since the date of its acquisition, although such properties may be excluded from certain metrics disclosed in this Supplemental Disclosure Package.
Non-GAAP Financial Measures and Forward Looking Statements
For additional information regarding non-GAAP financial measures and forward looking statements, please see pages 3 and 8 of this Supplemental Disclosure Package.

URBAN EDGE PROPERTIES
SUMMARY FINANCIAL RESULTS AND RATIOS
For the three and six months ended June 30, 2017 (unaudited)
(in thousands, except per share, sf, rent psf and financial ratio data)

	Three months ended		Six months ended
	June 30, 2017		June 30, 2017
Summary Financial Results
Total revenue	$89,501		$215,565
General & administrative expenses (G&A)(10)	$7,709		$15,790
Adjusted EBITDA(7)	$52,501		$101,746
Net income attributable to common shareholders	$13,583		$64,169
Earnings per diluted share	$0.13		$0.63
Funds from operations (FFO)	$38,664		$112,131
FFO per diluted common share	$0.34		$1.01
FFO as Adjusted	$38,310		$73,860
FFO as Adjusted per diluted common share	$0.33		$0.66
Total dividends paid per share	$0.22		$0.44
Stock closing price low-high range (NYSE)	$23.44 to $27.65		$23.44 to $28.85
Weighted average diluted shares used in EPS computations(1)	104,260		111,224
Weighted average diluted common shares used in FFO computations(1)	114,433		111,224

Summary Property, Operating and Financial Data
# of Total properties / # of Retail properties	90 / 89
Gross leasable area (GLA) sf - retail portfolio(3)(5)	15,702,000
Weighted average annual rent psf - retail portfolio(3)(5)	$17.25
Consolidated occupancy at end of period	95.7%
Consolidated retail portfolio occupancy at end of period(5)	95.9%
Same-property retail portfolio occupancy at end of period(5)(2)	98.2%
Same-property retail portfolio physical occupancy at end of period(4)(5)(2)	97.4%
Same-property cash NOI growth(2)	5.0%		5.3%
Same-property cash NOI growth, including redevelopment properties	5.6%		6.1%
Cash NOI margin - total portfolio	67.0%		66.2%
Expense recovery ratio - total portfolio	99.3%		98.4%
New, renewal and option rent spread - cash basis(8)	(2.7)%		(1.8)%
New, renewal and option rent spread - GAAP basis(9)	1.7%		2.8%
Net debt to total market capitalization(6)	27.4%		27.4%
Net debt to Adjusted EBITDA(6)	5.6	x	5.8	x
Adjusted EBITDA to interest expense(7)	4.0	x	4.0	x
Adjusted EBITDA to fixed charges(7)	3.0	x	3.0	x

(1) Weighted average diluted common shares used to calculate FFO per share and FFO as Adjusted per share for the periods presented include OP and LTIP Units, which are excluded from the calculation of earnings per diluted share for the quarter ended June 30, 2017, because their inclusion is anti-dilutive and included for the six months ended June 30, 2017, because their inclusion is dilutive. FFO includes earnings allocated to unit holders as the inclusion of these units is dilutive to FFO per share.
(2) The same-property pool for both cash NOI and occupancy includes retail properties the Company consolidated, owned and operated for the entirety of both periods being compared and excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area is taken out of service and excludes properties acquired, sold, under contract to be sold, or that are in the foreclosure process during the periods being compared.
(3) GLA - retail portfolio excludes 942,000 square feet of warehouses. Weighted average annual rent per square foot for our retail portfolio and warehouses was $16.57.
(4) Physical occupancy includes tenants that have access to their leased space and includes dark and paying tenants.
(5) Our retail portfolio includes shopping centers and malls and excludes warehouses.
(6) See computation on page 16.
(7) See computation on page 14.
(8) Rents have not been calculated on a straight-line basis. Previous/expiring rent is that as of time of expiration and includes any percentage rent paid as well. New rent is that which is paid at commencement.
(9) Rents are calculated on a straight-line ("GAAP") basis. See computation on page 19.
(10) Includes $40 thousand and $0.5 million of severance expense incurred in the three and six months ended June 30, 2017, respectively.

URBAN EDGE PROPERTIES
CONSOLIDATED BALANCE SHEETS
As of June 30, 2017 (unaudited) and December 31, 2016
(in thousands, except share and per share amounts)

	June 30,	December 31,
	2017	2016
ASSETS
Real estate, at cost:
Land	$522,098	$384,217
Buildings and improvements	1,992,386	1,650,054
Construction in progress	123,009	99,236
Furniture, fixtures and equipment	5,591	4,993
Total	2,643,084	2,138,500
Accumulated depreciation and amortization	(568,980)	(541,077)
Real estate, net	2,074,104	1,597,423
Cash and cash equivalents	248,407	131,654
Restricted cash	14,422	8,532
Tenant and other receivables, net of allowance for doubtful accounts of $2,947 and $2,332, respectively	13,299	9,340
Receivable arising from the straight-lining of rents, net of allowance for doubtful accounts of $324 and $261, respectively	85,737	87,695
Identified intangible assets, net of accumulated amortization of $26,140 and $22,361, respectively	94,964	30,875
Deferred leasing costs, net of accumulated amortization of $14,910 and $13,909, respectively	19,771	19,241
Deferred financing costs, net of accumulated amortization of $1,228 and $726, respectively	3,755	1,936
Prepaid expenses and other assets	9,245	17,442
Total assets	$2,563,704	$1,904,138

LIABILITIES AND EQUITY
Liabilities:
Mortgages payable, net	$1,412,397	$1,197,513
Identified intangible liabilities, net of accumulated amortization of $60,937 and $72,528, respectively	187,223	146,991
Accounts payable and accrued expenses	63,388	48,842
Other liabilities	16,627	14,675
Total liabilities	1,679,635	1,408,021
Commitments and contingencies
Shareholders’ equity:
Common shares: $0.01 par value; 500,000,000 shares authorized and 107,564,687 and 99,754,900 shares issued and outstanding, respectively	1,075	997
Additional paid-in capital	683,889	488,375
Accumulated deficit	(10,479)	(29,066)
Noncontrolling interests:
Redeemable noncontrolling interests	209,202	35,451
Noncontrolling interest in consolidated subsidiaries	382	360
Total equity	884,069	496,117
Total liabilities and equity	$2,563,704	$1,904,138

URBAN EDGE PROPERTIES
CONSOLIDATED STATEMENTS OF INCOME
For the three and six months ended June 30, 2017 and 2016 (unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
REVENUE
Property rentals	$64,708	$58,683	$127,206	$117,612
Tenant expense reimbursements	23,881	19,879	47,652	42,386
Income from acquired leasehold interest	—	—	39,215	—
Management and development fees	351	526	830	981
Other income	561	369	662	1,546
Total revenue	89,501	79,457	215,565	162,525
EXPENSES
Depreciation and amortization	23,701	13,558	39,529	27,473
Real estate taxes	14,711	12,723	28,103	25,972
Property operating	11,088	9,840	24,456	22,699
General and administrative	7,709	7,535	15,790	14,255
Real estate impairment loss	303	—	3,467	—
Ground rent	2,436	2,483	5,106	5,021
Transaction costs	132	34	183	84
Provision for doubtful accounts	906	494	1,099	845
Total expenses	60,986	46,667	117,733	96,349
Operating income	28,515	32,790	97,832	66,176
Gain on sale of real estate	—	15,618	—	15,618
Interest income	336	177	463	344
Interest and debt expense	(13,627)	(12,820)	(26,742)	(26,249)
Loss on extinguishment of debt	—	—	(1,274)	—
Income before income taxes	15,224	35,765	70,279	55,889
Income tax benefit (expense)	(304)	306	(624)	(30)
Net income	14,920	36,071	69,655	55,859
Less (net income) loss attributable to noncontrolling interests in:
Operating partnership	(1,326)	(2,201)	(5,464)	(3,355)
Consolidated subsidiaries	(11)	(2)	(22)	2
Net income attributable to common shareholders	$13,583	$33,868	$64,169	$52,506

Earnings per common share - Basic:	$0.13	$0.34	$0.63	$0.53
Earnings per common share - Diluted:	$0.13	$0.34	$0.63	$0.53
Weighted average shares outstanding - Basic	104,063	99,274	101,863	99,270
Weighted average shares outstanding - Diluted	104,260	99,668	111,224	99,592

URBAN EDGE PROPERTIES
SUPPLEMENTAL SCHEDULE OF NET OPERATING INCOME
For the three and six months ended June 30, 2017 and 2016
(in thousands)

	Three Months Ended June 30,		Percent Change	Six Months Ended June 30,		Percent Change
	2017	2016		2017	2016
Total cash NOI(1)
Total revenue	$87,326	$76,968	13.5%	$171,676	$157,379	9.1%
Total property operating expenses	(28,843)	(25,061)	15.1%	(58,107)	(53,693)	8.2%
Cash NOI - total portfolio	$58,483	$51,907	12.7%	$113,569	$103,686	9.5%

NOI margin (NOI / Total revenue)	67.0%	67.4%		66.2%	65.9%

Same-property cash NOI(2)
Property rentals	$52,192	$50,664		$104,067	$101,038
Tenant expense reimbursements	20,562	17,966		41,948	38,442
Percentage rent	31	48		416	307
Total revenue	72,785	68,678	6.0%	146,431	139,787	4.8%
Real estate taxes	(12,670)	(11,759)		(24,755)	(23,889)
Property operating	(8,568)	(8,251)		(19,703)	(19,212)
Ground rent	(2,253)	(2,193)		(4,500)	(4,399)
Provision for doubtful accounts	(667)	(170)		(752)	(446)
Total property operating expenses	(24,158)	(22,373)	8.0%	(49,710)	(47,946)	3.7%
Same-property cash NOI(3)	$48,627	$46,305	5.0%	$96,721	$91,841	5.3%

Cash NOI related to properties being redeveloped	$5,414	$4,851		$10,868	$9,525
Same-property cash NOI including properties in redevelopment	$54,041	$51,156	5.6%	$107,589	$101,366	6.1%

Same-property physical occupancy(3)	97.4%	96.4%
Same-property leased occupancy(3)	98.2%	97.3%
Number of properties included in same-property analysis	76

(1) Total revenue includes cash received from tenant bankruptcy settlements and lease termination fees and excludes management and development fee income and non-cash amounts. Property operating expense amounts have been adjusted to exclude non-cash amounts.
(2) Excludes management and development fee income, lease termination fees, bankruptcy settlement income, non-cash rental income and ground rent expense and income or expenses that we do not believe are representative of ongoing operating results, if any.
(3) The same-property pool for both NOI and occupancy includes retail properties the Company consolidated, owned and operated for the entirety of both periods being compared and excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area is taken out of service and properties acquired, sold, under contract to be sold, or are in the foreclosure process during the periods being compared. Same-property occupancy includes dark and paying tenants.

URBAN EDGE PROPERTIES
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION and AMORTIZATION (EBITDA)
For the three and six months ended June 30, 2017 and 2016
(in thousands)

	Three Months Ended June 30,				Six Months Ended June 30,
	2017		2016		2017		2016
Net income	$14,920		$36,071		$69,655		$55,859
Depreciation and amortization	23,701		13,558		39,529		27,473
Interest expense	13,040		12,097		25,291		24,867
Amortization of deferred financing costs	587		723		1,451		1,382
Income tax expense (benefit)	304		(306)		624		30
EBITDA	52,552		62,143		136,550		109,611
Adjustments for Adjusted EBITDA:
Real estate impairment loss	303		—		3,467		—
Transaction costs	132		34		183		84
Loss on extinguishment of debt	—		—		1,274		—
Tenant bankruptcy settlement income	(486)		(340)		(513)		(1,490)
Gain on sale of real estate	—		(15,618)		—		(15,618)
Income from acquired leasehold interest	—		—		(39,215)		—
Adjusted EBITDA	$52,501		$46,219		$101,746		$92,587

Interest expense	$13,040		$12,097		$25,291		$24,867

Adjusted EBITDA to interest expense	4.0	x	3.8	x	4.0	x	3.7	x

Fixed charges
Interest expense	$13,040		$12,097		$25,291		$24,867
Scheduled principal amortization	4,427		4,325		9,063		8,455
Total fixed charges	$17,467		$16,422		$34,354		$33,322

Adjusted EBITDA to fixed charges	3.0	x	2.8	x	3.0	x	2.8	x

URBAN EDGE PROPERTIES
FUNDS FROM OPERATIONS
For the three and six months ended June 30, 2017 and 2016
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net income	$14,920	$36,071	$69,655	$55,859
Less (net income) attributable to noncontrolling interests in:
Operating partnership	(1,326)	(2,201)	(5,464)	(3,355)
Consolidated subsidiaries	(11)	(2)	(22)	2
Net income attributable to common shareholders	13,583	33,868	64,169	52,506
Adjustments:
Gain on sale of real estate	—	(15,618)	—	(15,618)
Rental property depreciation and amortization	23,452	13,395	39,031	27,150
Real estate impairment loss	303	—	3,467	—
Limited partnership interests in operating partnership(1)	1,326	2,201	5,464	3,355
FFO Applicable to diluted common shareholders	38,664	33,846	112,131	67,393
FFO per diluted common share(2)	0.34	0.32	1.01	0.64
Adjustments to FFO:
Transaction costs	132	34	183	84
Loss on extinguishment of debt	—	—	1,274	—
Tenant bankruptcy settlement income	(486)	(340)	(513)	(1,490)
Benefit related to income taxes	—	(625)	—	(625)
Income from acquired leasehold interest	—	—	(39,215)	—
FFO as Adjusted applicable to diluted common shareholders	$38,310	$32,915	$73,860	$65,362
FFO as Adjusted per diluted common share(2)	$0.33	$0.31	$0.66	$0.62

Weighted Average diluted common shares(2)	114,433	106,041	111,224	105,866
(1) Represents earnings allocated to LTIP and OP unit holders for unissued common shares which have been excluded for purposes of calculating earnings per diluted share for the three months ended June 30, 2017. FFO applicable to diluted common shareholders and FFO as Adjusted applicable to diluted common shareholders calculations includes earnings allocated to LTIP and OP unit holders and the respective weighted average share totals include the redeemable shares outstanding as their inclusion is dilutive.
(2) Weighted average diluted shares used to calculate FFO per share and FFO as Adjusted per share for the three months ended June 30, 2017 and the three and six months ended June 30, 2016 are higher than the GAAP weighted average diluted shares as a result of the dilutive impact of LTIP and OP units which may be redeemed for our common stock. These redeemable units are not included in the weighted average diluted share count for GAAP purposes because their inclusion is anti-dilutive. LTIP and OP units are included for the six months ended June 30, 2017 as their inclusion is dilutive.

URBAN EDGE PROPERTIES
MARKET CAPITALIZATION, DEBT RATIOS AND LIQUIDITY
As of June 30, 2017
(in thousands, except share amounts)

	June 30, 2017
Closing market price of common shares	$23.73

Basic common shares	107,564,687
OP and LTIP units	12,830,232
Diluted common shares	120,394,919

Equity market capitalization	$2,856,971

Total consolidated debt(1)	$1,420,605
Cash and cash equivalents	(248,407)
Net debt	$1,172,198

Net Debt to Adjusted EBITDA	5.6	x

Total consolidated debt(1)	$1,420,605
Equity market capitalization	2,856,971
Total market capitalization	$4,277,576

Net debt to total market capitalization at applicable market price	27.4%

Cash and cash equivalents including restricted cash	$262,829
Available under unsecured credit facility	600,000
Total liquidity	$862,829

(1) Total consolidated debt excludes unamortized debt issuance costs of $8.2 million.

URBAN EDGE PROPERTIES
ADDITIONAL DISCLOSURES
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Certain non-cash items:
Straight-line rental income(1)	$(323)	$60	$(413)	$361
Amortization of below-market lease intangibles, net(1)	2,071	1,874	4,107	3,749
Straight-line ground rent expense(2)	(53)	(47)	(107)	(135)
Amortization of below-market lease intangibles, lessee(2)	(126)	(243)	(486)	(486)
Amortization of deferred financing costs(4)	(587)	(723)	(1,451)	(1,382)
Capitalized interest	1,006	1,113	1,946	1,631
Share-based compensation expense(3)	(1,875)	(1,424)	(3,359)	(2,721)

Capital expenditures: (5)
Development and redevelopment costs	$16,010	$11,360	$25,258	$22,272
Maintenance capital expenditures	655	2,587	1,311	3,147
Leasing commissions	426	443	626	1,008
Tenant improvements and allowances	1,545	570	2,791	2,127
Total capital expenditures	$18,636	$14,960	$29,986	$28,554

	June 30, 2017	December 31, 2016
Other Liabilities:
Deferred ground rent expense	$6,392	$6,284
Deferred tax liability, net	3,859	3,802
Other	6,376	4,589
Total other liabilities	$16,627	$14,675

Accounts payable and accrued expenses:
Tenant prepaid/deferred revenue	$16,955	$13,619
Accrued capital expenditures and leasing costs	19,415	13,850
Accrued interest payable	7,909	6,635
Security deposits	5,521	4,287
Accrued taxes payable	2,720	1,698
Other	10,868	8,753
Total accounts payable and accrued expenses	$63,388	$48,842
(1) Amounts included in the financial statement line item "Property rentals" in the consolidated statements of income.
(2) Amounts included in the financial statement line item "Ground rent" in the consolidated statements of income.
(3) Amounts included in the financial statement line item "General and administrative" in the consolidated statements of income.
(4) Amounts included in the financial statement line item "Interest and debt expense" in the consolidated statements of income.
(5) Amounts presented on a cash basis.

URBAN EDGE PROPERTIES
TENANT CONCENTRATION - TOP TWENTY-FIVE TENANTS
As of June 30, 2017

Tenant	Number of stores	Square feet	% of total square feet	Annualized base rent	% of total annualized base rent	Weighted average annual rent per square foot	Average remaining term of ABR(1)
The Home Depot, Inc.	7	920,226	5.8%	$15,801,538	6.1%	$17.17	14.0
Wal-Mart Stores, Inc.	9	1,438,730	9.1%	10,726,552	4.2%	7.46	8.5
The TJX Companies, Inc.(2)	17	607,105	3.9%	10,069,246	3.9%	16.59	4.4
Best Buy Co., Inc.	9	400,578	2.5%	9,336,325	3.6%	23.31	6.9
Lowe's Companies, Inc.	6	976,415	6.2%	8,575,004	3.3%	8.78	10.2
Ahold Delhaize(3)	9	655,618	4.2%	8,015,607	3.1%	12.23	6.3
Kohl's Corporation	8	716,345	4.5%	6,873,766	2.7%	9.60	5.9
PetSmart, Inc.	12	287,493	1.8%	6,740,340	2.6%	23.45	4.3
BJ's Wholesale Club	4	454,297	2.9%	5,278,625	2.0%	11.62	9.4
Sears Holdings Corporation(4)	4	547,443	3.5%	5,244,737	2.0%	9.58	18.4
Toys "R" Us, Inc.(5)	9	398,391	2.5%	4,994,856	1.9%	12.54	5.3
ShopRite	4	265,997	1.7%	4,236,388	1.6%	15.93	11.9
Staples, Inc.	9	186,030	1.2%	3,922,796	1.5%	21.09	3.4
The Gap, Inc.(6)	8	123,784	0.8%	3,498,295	1.4%	28.26	4.1
Target Corporation	2	297,856	1.9%	3,448,666	1.3%	11.58	14.8
Century 21	1	156,649	1.0%	3,394,181	1.3%	21.67	9.6
Whole Foods Market, Inc.	2	100,682	0.6%	3,365,570	1.3%	33.43	10.5
Dick's Sporting Goods, Inc.(7)	4	167,786	1.1%	3,356,429	1.3%	20.00	1.5
LA Fitness International LLC	4	181,342	1.2%	3,165,032	1.2%	17.45	10.0
24 Hour Fitness	1	53,750	0.3%	2,564,520	1.0%	47.71	14.5
National Wholesale Liquidator	1	171,216	1.1%	2,204,219	0.9%	12.87	5.6
URBN(8)	1	31,450	0.2%	2,201,500	0.9%	70.00	11.3
Burlington Stores, Inc.	4	369,181	2.3%	2,189,728	0.8%	5.93	8.9
Bed Bath & Beyond Inc.(9)	5	149,879	1.0%	1,996,934	0.8%	13.32	5.4
Mattress Firm, Inc.	12	71,222	0.5%	1,988,814	0.8%	27.92	4.4

Total/Weighted Average	152	9,729,465	61.8%	$133,189,668	51.5%	$13.69	8.6

(1) In years, excluding tenant renewal options. Total top twenty-five tenants is weighted based on annualized base rent ("ABR").
(2) Includes Marshalls (11), T.J. Maxx (4) and HomeGoods (2).
(3) Includes Stop & Shop (6) and Giant Food (3).
(4) Includes Kmart (4).
(5) Includes Toys "R" Us (6) and Babies "R" Us (3).
(6) Includes Old Navy (5), Gap (2) and Banana Republic (1).
(7) Includes Dick's Sporting Goods (3) and Golf Galaxy (1).
(8) Includes Anthropologie (1).
(9) Includes Harmon Face Values (3) and Bed Bath & Beyond (2).

Note: Amounts shown in the table above include all retail properties, including those in redevelopment, on a cash basis other than tenants in a free rent period which are shown at their initial cash rent.

URBAN EDGE PROPERTIES
LEASING ACTIVITY
For the three and six months ended June 30, 2017

	Three months ended June 30, 2017		Six months ended June 30, 2017
	GAAP(3)	Cash(2)	GAAP(3)	Cash(2)
New leases
Number of new leases executed	12	12	17	17
Total square feet	51,732	51,732	90,748	90,748
Number of same space leases(1)	5	5	10	10
Same space square feet	16,735	16,735	55,751	55,751
Prior rent per square foot	$29.70	$29.76	$20.34	$20.48
New rent per square foot	$27.58	$24.41	$20.03	$18.27
Same space weighted average lease term (years)	14.1	14.1	11.3	11.3
Same space TIs per square foot(4)	N/A	$11.79	N/A	$10.66
Rent spread(5)	(7.1)%	(18.0)%	(1.5)%	(10.8)%

Renewals & Options
Number of new leases executed	19	19	31	31
Total square feet	321,001	321,001	376,364	376,364
Number of same space leases(1)	19	19	31	31
Same space square feet	321,001	321,001	376,364	376,364
Prior rent per square foot	$15.61	$15.59	$15.70	$16.05
New rent per square foot	$15.21	$15.40	$16.26	$16.04
Same space weighted average lease term (years)	6.5	6.5	6.3	6.3
Same space TIs per square foot(4)	N/A	$—	N/A	$—
Rent spread	(2.6)%	(1.2)%	3.6%	(0.1)%

Total New Leases and Renewals & Options
Number of new leases executed	31	31	48	48
Total square feet	372,733	372,733	467,112	467,112
Number of same space leases(1)	24	24	41	41
Same space square feet	337,736	337,736	432,115	432,115
Prior rent per square foot	$15.93	$16.29	$16.30	$16.62
New rent per square foot	$16.20	$15.85	$16.75	$16.33
Same space weighted average lease term (years)	6.9	6.9	6.9	6.9
Same space TIs per square foot(4)	N/A	$0.58	N/A	$1.38
Rent spread(5)	1.7%	(2.7)%	2.8%	(1.8)%
(1) Leases executed on a same space basis include leases with comparable sf and prior existing tenants.
(2) Rents have not been calculated on a straight-line basis. Previous/expiring rent is that as of time of expiration and includes any percentage rent paid as well. New rent is that which is paid at commencement.
(3) Rents are calculated on a straight-line ("GAAP") basis.
(4) Includes both tenant improvements and landlord contributions.
(5) Rent spreads include all same space leases executed during the period regardless of how long a space was vacant. The cash rent spreads on new leases for the three and six months ended June 30, 2017 were 21.9% and 28.7%, respectively, if spaces vacant for more than two years are excluded. The total cash rent spreads on new leases including renewals and options for the three and six months ended June 30, 2017 were (1.0%) and 0.9%, respectively, if spaces vacant for more than two years are excluded.

URBAN EDGE PROPERTIES
RETAIL PORTFOLIO LEASE EXPIRATION SCHEDULE
As of June 30, 2017

	ANCHOR TENANTS (SF>=10,000)				SHOP TENANTS (SF<10,000)				TOTAL TENANTS
Year(1)	# of leases	Square Feet	% of Total SF	Weighted Avg Annual Base Rent PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg Annual Base Rent PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg Annual Base Rent PSF(2)

M-T-M	1	40,000	0.3%	$17.05	21	53,000	2.2%	$31.77	22	93,000	0.6%	$25.44
2017	2	36,000	0.3%	15.87	37	112,000	4.7%	31.31	39	148,000	0.9%	27.56
2018	16	841,000	6.3%	9.28	71	202,000	8.6%	39.45	87	1,043,000	6.6%	15.12
2019	31	1,060,000	7.9%	17.85	93	287,000	12.1%	37.10	124	1,347,000	8.6%	21.95
2020	33	1,163,000	8.7%	15.21	67	224,000	9.5%	36.81	100	1,387,000	8.8%	18.69
2021	30	878,000	6.6%	19.05	66	206,000	8.7%	35.90	96	1,084,000	6.9%	22.26
2022	28	1,314,000	9.9%	11.19	67	192,000	8.1%	31.79	95	1,506,000	9.6%	13.82
2023	29	1,244,000	9.3%	17.20	35	115,000	4.9%	35.48	64	1,359,000	8.7%	18.75
2024	25	1,267,000	9.5%	12.54	38	131,000	5.5%	28.41	63	1,398,000	8.9%	14.03
2025	9	502,000	3.8%	13.61	35	106,000	4.5%	35.71	44	608,000	3.9%	17.46
2026	7	496,000	3.7%	8.66	49	163,000	6.9%	30.11	56	659,000	4.2%	13.96
2027	16	631,000	4.7%	15.38	34	160,000	6.8%	39.11	50	791,000	5.0%	20.18
Thereafter	48	3,500,000	26.2%	14.57	24	134,000	5.7%	37.78	72	3,634,000	23.2%	15.42
Subtotal/Average	275	12,972,000	97.2%	$14.36	637	2,085,000	88.2%	$35.19	912	15,057,000	95.9%	$17.24
Vacant	14	367,000	2.8%	N/A	102	278,000	11.8%	N/A	116	645,000	4.1%	N/A
Total/Average	289	13,339,000	100%	N/A	739	2,363,000	100%	N/A	1,028	15,702,000	100%	N/A

(1) Year of expiration excludes tenant renewal options.
(2) Weighted average annual rent per square foot is calculated by annualizing tenant's in-place contractual (cash-basis) rent, including ground rent, and excludes tenant reimbursements and concessions and storage rent.

Note: Amounts shown in table above include both current leases and signed leases that have not commenced on vacant spaces for all retail properties (including properties in redevelopment). The average base rent for our 942,000 square-foot warehouse property (excluded from the table above) is $5.73 per square foot as of June 30, 2017.

URBAN EDGE PROPERTIES
RETAIL PORTFOLIO LEASE EXPIRATION SCHEDULE ASSUMING EXERCISE OF ALL RENEWALS AND OPTIONS
As of June 30, 2017

	ANCHOR TENANTS (SF>=10,000)				SHOP TENANTS (SF<10,000)				TOTAL TENANTS
Year(1)	# of leases	Square Feet	% of Total SF	Weighted Avg Annual Base Rent PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg Annual Base Rent PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg Annual Base Rent PSF(2)

M-T-M	1	40,000	0.3%	$17.05	21	53,000	2.2%	$31.77	22	93,000	0.6%	$25.44
2017	2	36,000	0.3%	15.87	28	79,000	3.4%	32.88	30	115,000	0.7%	27.55
2018	2	28,000	0.2%	11.33	54	147,000	6.2%	45.72	56	175,000	1.1%	40.22
2019	4	165,000	1.2%	12.28	57	150,000	6.4%	45.21	61	315,000	2.0%	27.96
2020	6	104,000	0.8%	22.31	50	146,000	6.2%	44.25	56	250,000	1.6%	35.12
2021	6	121,000	0.9%	18.20	46	120,000	5.1%	37.49	52	241,000	1.5%	27.81
2022	5	164,000	1.2%	9.67	42	119,000	5.0%	36.74	47	283,000	1.8%	21.05
2023	9	410,000	3.1%	16.78	28	83,000	3.5%	36.60	37	493,000	3.1%	20.12
2024	11	215,000	1.6%	17.58	48	141,000	6.0%	36.12	59	356,000	2.3%	24.92
2025	11	361,000	2.7%	19.58	32	106,000	4.5%	34.96	43	467,000	3.0%	23.07
2026	8	216,000	1.6%	19.07	45	130,000	5.5%	34.32	53	346,000	2.2%	24.80
2027	7	287,000	2.2%	17.24	34	97,000	4.1%	33.12	41	384,000	2.5%	21.25
Thereafter	203	10,825,000	81.1%	19.96	152	714,000	30.1%	43.81	355	11,539,000	73.5%	21.43
Subtotal/Average	275	12,972,000	97.2%	$19.47	637	2,085,000	88.2%	$40.20	912	15,057,000	95.9%	$22.34
Vacant	14	367,000	2.8%	N/A	102	278,000	11.8%	N/A	116	645,000	4.1%	N/A
Total/Average	289	13,339,000	100%	N/A	739	2,363,000	100%	N/A	1,028	15,702,000	100%	N/A

(1) Year of expiration includes tenant renewal options.
(2) Weighted average annual rent per square foot is calculated by annualizing tenant's in-place contractual (cash-basis) rent, including ground rent, and excludes tenant reimbursements and concessions and storage rent and is adjusted for assumed exercised options using option rents specified in the underlying leases. Weighted average annual base rent for leases whose future option rent is based on fair market value or CPI is reported at the last stated option rent in the respective lease.

Note: Amounts shown in table above includes both current leases and signed leases that have not commenced on vacant spaces for all retail properties (including properties in redevelopment). The average base rent for our 942,000 square-foot warehouse property assuming exercise of all options at future tenant rent (excluded from the table above) is $5.89 per square foot as of June 30, 2017.

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of June 30, 2017
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased(1)	Weighted Average Annual Rent per sq ft (2)	Mortgage Debt(7)		Major Tenants

SHOPPING CENTERS AND MALLS:
California:
Signal Hill	45,000	100.0%	$26.49	—		Best Buy
Vallejo (leased through 2043)(8)	45,000	100.0%	19.26	—		Best Buy
Walnut Creek (1149 South Main Street)(6)	31,000	100.0%	70.00	—		Anthropologie
Walnut Creek (Mt. Diablo) (4)	7,000	100.0%	115.00	—		Z Gallerie
Connecticut:
Newington	189,000	100.0%	9.83	$10,172	(3)	Walmart, Staples
Maryland:
Baltimore (Towson)(6)	155,000	100.0%	24.91	$14,141	(3)	Staples, Home Goods, Golf Galaxy, Tuesday Morning, Ulta, Kirkland's, Five Below (last 4 leases not commenced)
Glen Burnie	121,000	100.0%	10.05	—		Gavigan's Home Furnishings, Pep Boys
Rockville	94,000	98.1%	24.66	—		Regal Cinemas
Wheaton (leased through 2060)(8)	66,000	100.0%	16.36	—		Best Buy
Massachusetts:
Cambridge (leased through 2033)(8)	48,000	100.0%	23.44	—		PetSmart, Modell’s Sporting Goods
Chicopee	224,000	100.0%	5.50	$7,517	(3)	Walmart
Milford (leased through 2019)(8)	83,000	100.0%	9.01	—		Kohl’s
Springfield	182,000	100.0%	5.68	$5,185	(3)	Walmart
Missouri:
Manchester(6)	131,000	88.8%	11.53	$12,500		Academy Sports, Bob's Discount Furniture, Pan-Asia Market
New Hampshire:
Salem (leased through 2102)(8)	37,000	100.0%	12.58	—		Babies “R” Us
New Jersey:
Bergen Town Center - East, Paramus	212,000	97.0%	19.41	—		Lowe's, REI, Kirkland's
Bergen Town Center - West, Paramus	955,000	99.3%	32.30	$300,000		Target, Century 21, Whole Foods Market, Marshalls, Nordstrom Rack, Saks Off 5th, HomeGoods, H&M, Bloomingdale's Outlet, Nike Factory Store, Old Navy, Nieman Marcus Last Call Studio
Brick	278,000	100.0%	18.88	$28,928	(3)	Kohl's, ShopRite, Marshalls, Kirkland's
Carlstadt (leased through 2050)(8)	78,000	100.0%	23.66	—		Stop & Shop
Cherry Hill (Cherry Hill Commons)	261,000	99.2%	9.64	$12,554	(3)	Walmart, Toys “R” Us, Maxx Fitness
Cherry Hill (Plaza at Cherry Hill)(6)	413,000	74.0%	13.03	$28,930		LA Fitness, Aldi, Raymour & Flanigan, Restoration Hardware, Total Wine, Guitar Center, Sam Ash Music
East Brunswick	427,000	100.0%	14.93	$33,195	(3)	Lowe’s, Kohl’s, Dick’s Sporting Goods, P.C. Richard & Son, T.J. Maxx, LA Fitness
East Hanover (200 - 240 Route 10 West)	343,000	96.1%	20.22	$34,634	(3)	The Home Depot, Dick's Sporting Goods, Saks Off Fifth (lease not commenced), Marshalls, Burlington, Forever21 Red
East Hanover (280 Route 10 West)	28,000	100.0%	34.71	$4,118	(3)	REI
East Rutherford (leased through 2194)(8)	197,000	98.3%	12.45	$12,305	(3)	Lowe’s
Englewood(6)	41,000	64.1%	20.83	$11,537		New York Sports Club
Garfield	263,000	100.0%	13.70	—		Walmart, Burlington, Marshalls, PetSmart, Ulta (lease not commenced)
Hackensack	275,000	97.9%	22.06	$36,718	(3)	The Home Depot, Staples, Petco, 99 Ranch

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of June 30, 2017
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased(1)	Weighted Average Annual Rent per sq ft (2)	Mortgage Debt(7)		Major Tenants
Hazlet	95,000	100.0%	3.43	—		Stop & Shop (5)
Jersey City (Hudson Mall)(6)	383,000	97.3%	14.08	$25,333		Marshalls, Big Lots, Toys "R" Us, Staples, Old Navy
Jersey City (Hudson Commons)	236,000	100.0%	12.37	$18,359	(3)	Lowe’s, P.C. Richard & Son
Kearny	104,000	98.2%	19.53	—		LA Fitness, Marshalls
Lawnside	147,000	98.9%	14.66	$9,676	(3)	The Home Depot, PetSmart
Lodi (Route 17 North)	171,000	100.0%	12.87	$10,271	(3)	National Wholesale Liquidators
Lodi (Washington Street)	85,000	87.6%	20.43	—		Blink Fitness, Aldi
Manalapan	208,000	100.0%	17.54	$19,054	(3)	Best Buy, Bed Bath & Beyond, Babies “R” Us, Modell’s Sporting Goods, PetSmart
Marlton	213,000	100.0%	14.18	$15,630	(3)	Kohl’s, ShopRite, PetSmart
Middletown	231,000	99.1%	13.14	$15,729	(3)	Kohl’s, Stop & Shop
Millburn(6)	102,000	98.6%	25.43	$24,000		Trader Joe's, CVS, PetSmart
Montclair	18,000	100.0%	26.20	$2,382	(3)	Whole Foods Market
Morris Plains	177,000	88.0%	22.21	$19,351	(3)	Kohl’s, ShopRite (5)
North Bergen (Kennedy Blvd)	62,000	100.0%	13.77	$4,615	(3)	Food Bazaar
North Bergen (Tonnelle Ave)	410,000	100.0%	20.77	$100,000		Walmart, BJ’s Wholesale Club, PetSmart, Staples
North Plainfield	218,000	99.0%	10.02	—		Costco, The Tile Shop, La-Z-Boy, Petco (lease not commenced)
Paramus (leased through 2033)(8)	63,000	100.0%	46.61	—		24 Hour Fitness
Rockaway	173,000	94.8%	13.54	$11,909	(3)	ShopRite, T.J. Maxx
South Plainfield (leased through 2039)(8)	56,000	96.3%	20.53	$4,639	(3)	Staples, Party City
Totowa	271,000	100.0%	17.26	$22,428	(3)	The Home Depot, Bed Bath & Beyond, buy buy Baby, Marshalls, Staples
Turnersville	98,000	100.0%	9.62	—		Haynes Furniture Outlet (DBA The Dump), Verizon Wireless
Union (2445 Springfield Ave)	232,000	100.0%	17.85	$25,802	(3)	The Home Depot
Union (Route 22 and Morris Ave)	276,000	99.4%	18.14	$29,275	(3)	Lowe’s, Toys “R” Us, Office Depot
Watchung	170,000	98.3%	16.84	$13,645	(3)	BJ’s Wholesale Club
Westfield (One Lincoln Plaza)(6)	22,000	100.0%	33.12	$4,730		Five Guys, PNC Bank, Cake Boss
Woodbridge (Woodbridge Commons)	226,000	78.5%	13.20	$18,706	(3)	Walmart
Woodbridge (Plaza at Woodbridge)(6)	411,000	80.6%	17.04	$55,340		Best Buy, Raymour & Flanigan, Toys “R” Us, Lincoln Tech, Harbor Freight, Retro Fitness
New York:
Bronx (1750-1780 Gun Hill Road)	77,000	100.0%	34.55	—		Planet Fitness, Aldi
Bronx (Bruckner Boulevard)(6)	375,000	79.5%	20.37	—		Kmart, Toys “R” Us, ShopRite (lease not commenced)
Shops at Bruckner(6)	114,000	100.0%	34.06	$12,443		Fallas, Marshalls, Old Navy
Buffalo (Amherst)	311,000	100.0%	9.53	—		BJ’s Wholesale Club, T.J. Maxx, HomeGoods, Toys “R” Us, LA Fitness
Commack (leased through 2021)(8)	47,000	100.0%	20.69	—		PetSmart, Ace Hardware
Dewitt (leased through 2041)(8)	46,000	100.0%	22.51	—		Best Buy
Freeport (240 West Sunrise Highway) (leased through 2040)(8)	44,000	100.0%	20.28	—		Bob’s Discount Furniture
Freeport (437 East Sunrise Highway)	173,000	100.0%	21.95	$19,351	(3)	The Home Depot, Staples
Huntington	205,000	100.0%	15.75	$15,084	(3)	Kmart, Marshalls, Old Navy, Petco

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of June 30, 2017
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased(1)	Weighted Average Annual Rent per sq ft (2)	Mortgage Debt(7)		Major Tenants
Inwood	100,000	99.3%	19.49	—		Stop & Shop
Mt. Kisco	189,000	97.1%	16.42	$14,672		Target, Stop & Shop
New Hyde Park (leased through 2029)(8)	101,000	100.0%	20.21	—		Stop & Shop
Oceanside	16,000	100.0%	28.00	—		Party City
Queens	46,000	77.5%	38.58	—
Rochester	205,000	100.0%	3.08	$3,970	(3)	Walmart
Rochester (Henrietta) (leased through 2056)(8)	165,000	97.9%	4.15	—		Kohl’s
Staten Island	165,000	93.2%	24.18	—		Western Beef, Planet Fitness
West Babylon	66,000	93.0%	17.09	—		Best Market, Rite Aid
Yonkers Gateway Center(6)	437,000	87.6%	16.28	$33,967		Burlington Coat Factory, Best Buy, DSW, PetSmart, Alamo Drafthouse Cinema
Pennsylvania:
Allentown	372,000	100.0%	12.26	$27,141	(3)	Burlington Coat Factory, Giant Food, Dick's Sporting Goods, T.J. Maxx, Petco, Big Lots
Bensalem	185,000	100.0%	12.90	$13,471	(3)	Kohl's, Ross Dress for Less, Staples, Petco
Bethlehem	153,000	93.9%	7.80	$5,061	(3)	Giant Food, Petco
Broomall	169,000	100.0%	10.85	$9,676	(3)	Giant Food, Planet Fitness, A.C. Moore, PetSmart
Glenolden	102,000	100.0%	12.43	$6,202	(3)	Walmart
Lancaster	228,000	100.0%	4.76	$4,887	(3)	Lowe's, Community Aid, Mattress Firm
Springfield (leased through 2025)(8)	41,000	100.0%	22.99	—		PetSmart
Wilkes-Barre (461 - 499 Mundy Street)	204,000	98.1%	12.34	—		Bob's Discount Furniture, Babies "R" Us, Ross Dress for Less, Marshalls, Petco
Wyomissing (leased through 2065)(8)	76,000	93.4%	16.99	—		LA Fitness, PetSmart
York	111,000	100.0%	9.21	$4,714	(3)	Ashley Furniture, Tractor Supply Company, Aldi, Crunch Fitness
South Carolina:
Charleston (leased through 2063)(8)	45,000	100.0%	14.69	—		Best Buy
Virginia:
Norfolk (leased through 2069)(8)	114,000	100.0%	7.08	—		BJ’s Wholesale Club
Tyson’s Corner (leased through 2035)(8)	38,000	100.0%	43.04	—		Best Buy
Puerto Rico:
Las Catalinas	356,000	93.4%	34.85	$130,000		Kmart, Forever 21
Montehiedra(6)	539,000	93.5%	18.00	$116,658		Kmart, The Home Depot, Marshalls, Caribbean Theatres, Tiendas Capri
Total Shopping Centers and Malls	15,702,000	95.9%	$17.25	$1,420,605
WAREHOUSES:
East Hanover - Five Buildings(6)	942,000	91.7%	4.80	—		J & J Tri-State Delivery, Foremost Groups Inc., PCS Wireless, Fidelity Paper & Supply Inc., Meyer Distributing Inc., Consolidated Simon Distributors Inc., Givaudan Flavors Corp.
Total Urban Edge Properties	16,644,000	95.7%	$16.57	$1,420,605
(1) Percent leased is expressed as a percent of total existing square feet (gross leasable area) subject to a lease.
(2) Weighted average annual rent per square foot including ground leases and executed leases for which rent has not commenced is calculated by annualizing tenant's current base rent (excluding any free rent periods), and excludes tenant reimbursements, concessions and storage rent. Excluding ground leases where the Company is the lessor, the weighted average annual rent per square foot for our retail portfolio is $19.62 per square foot.
(3) Property is included in a cross-collateralized mortgage loan.
(4) Our ownership of Walnut Creek (Mt. Diablo) is 95% at June 30, 2017.
(5) The tenant has ceased operations at this location but continues to pay rent.
(6) Not included in the same-property pool for the purposes of calculating same-property cash NOI as of June 30, 2017.
(7) Mortgage debt balances exclude unamortized debt issuance costs.
(8) The Company is a lessee under a ground or building lease. The total square feet disclosed for the building will revert to the lessor upon lease expiration.

URBAN EDGE PROPERTIES
PROPERTY ACQUISITIONS AND DISPOSITIONS
For the six months ended June 30, 2017
(dollars in thousands)

2017 Property Acquisitions:

Date Acquired	Property Name	City	State	GLA	Price(3)
1/4/2017	Yonkers Gateway Center(1)	Yonkers	NY	—	$51,700
1/17/2017	Shops at Bruckner(2)	Bronx	NY	114,000	32,000
2/2/2017	Hudson Mall	Jersey City	NJ	383,000	43,700
5/24/2017	Yonkers Gateway Center(1)	Yonkers	NY	437,000	100,688
5/24/2017	The Plaza at Cherry Hill	Cherry Hill	NJ	413,000	51,348
5/24/2017	Manchester Plaza	Manchester	MO	131,000	19,794
5/24/2017	Millburn Gateway Center	Millburn	NJ	102,000	43,748
5/24/2017	21 E Broad St / One Lincoln Plaza	Westfield	NJ	22,000	9,670
5/25/2017	The Plaza at Woodbridge	Woodbridge	NJ	411,000	99,752

2017 Property Dispositions:

6/30/2017	Eatontown	Eatontown	NJ	32,000	$5,000
(1) On January 4, 2017, we acquired fee and leasehold interests, including the lessor position under an operating lease for the whole property. On May 24, 2017, we purchased the remaining fee and leasehold interests not previously acquired, including the lessee position under the operating lease for the whole property.
(2) Represents the acquisition of the ground lease at the Shops at Bruckner. The Company now owns both the fee and ground lease positions in the property.
(3) Excludes $11.3 million of transaction costs incurred since January 1, 2017.

URBAN EDGE PROPERTIES
DEVELOPMENT, REDEVELOPMENT AND ANCHOR REPOSITIONING PROJECTS
As of June 30, 2017
(in thousands, except square footage data)

	Estimated Gross Cost(1)		Incurred as of 6/30/17	Balance to Complete (Gross Cost)	Target Stabilization(2)	Description
ACTIVE PROJECTS
Bruckner	$56,500		$20,400	36,100	3Q18	Renovating and retenanting 64,000± sf; ShopRite, Boston Market, T-Mobile and Urban Health leases executed
Bergen Town Center-Phase 1(3)	46,700		8,200	38,500	2Q19
Renovating and retenanting; adding a 40,000± sf anchor to main mall and 15,000± sf adjacent to REI (10,000 sf leased to Kirklands); expanding Kay (executed) and adding Cava Grill (leased); improving parking deck

Montehiedra Town Center	20,800		17,800	3,000	2Q18	Converted to outlet/value hybrid offering; completing leasing
Garfield - Phase 1(3)	17,400		15,800	1,600	4Q17	New Burlington and PetSmart open; Ulta opening 3Q17; 7,000± sf shop space under construction
North Plainfield(3)	7,200		4,800	2,400	4Q17	Added La-Z-Boy; Petco (leased) and 7,600± sf of shop space under construction
Towson - Phase 1	6,400		4,500	1,900	2Q18	Recaptured anchor; Kirkland's, Tuesday Morning and Five Below, open; Ulta opening 3Q17
Hackensack(3)	4,700		2,200	2,500	1Q18	Released vacant supermarket to 99 Ranch (under construction); 10,000± sf of remaining 15,000± sf leased
East Hanover(3)	5,100		3,100	2,000	4Q17	Renovating and retenanting; leased junior anchor box to Saks Off Fifth
Marlton(3)	3,300		300	3,000	2Q18	New outparcel buildings for Shake Shack and honeygrow under construction
Turnersville(3)	2,100		2,000	100	3Q17	Verizon open
Lawnside(3)	2,100		200	1,900	3Q18	6,000± sf shop space under construction (100% committed)
Glen Burnie(3)	1,300		300	1,000	4Q18	Securing public approvals for Bubba's 33 pad (leased)
Rockaway(3)	100		100	—	4Q17	Popeyes under construction
Total	$173,700	(4)	$79,700	$94,000

COMPLETED PROJECTS(2)						Description
East Hanover warehouses	24,000		21,200	2,800	2Q17	Renovation completed; occupancy increased from 45% to 92%
Walnut Creek (Olympic)	5,000		5,000	—	4Q16	Anthropologie open
Walnut Creek (Mt. Diablo)(3)	600		600	—	1Q17	Z Gallerie open
Freeport(3)	100		100	—	1Q17	Expanded Home Depot open
Total	$29,700	(4)	$26,900	$2,800

(1) Estimated gross cost includes the allocation of internal costs such as labor, interest and taxes.
(2) Target Stabilization reflects the first quarter in which at least 80% of the expected NOI from the project is realized on a cash basis for the entire quarter. A project achieving Target Stabilization is classified as Completed whether or not all costs have been expended and remains listed as a Completed project for one year in the table above. The Target Stabilization date is an estimate and is subject to change resulting from uncertainties inherent in the development process and not wholly under the Company's control.
(3) Results from these properties are included in our same-property metrics.
(4) The estimated, unleveraged yield for Active and Completed projects is 10% as of June 30, 2017 based on total estimated project costs for and the incremental, unleveraged NOI directly attributable to the projects. The decrease from the first quarter of 2017 reflects increased construction costs offset by increased NOI. The incremental, unleveraged NOI for Active and Completed projects excludes NOI generated outside the project scope such as the impact on future lease rollovers or on the long-term value of the property.

URBAN EDGE PROPERTIES
DEVELOPMENT, REDEVELOPMENT AND ANCHOR REPOSITIONING PROJECTS
As of June 30, 2017
(in thousands, except square footage data)

	Estimated Gross Cost(1)	Estimated Stabilization(1)(3)	Description
PIPELINE PROJECTS
Bergen Town Center -
Phase II A	$10,000-11,000	2018-2019	Develop parcel approved for 40,000± sf of retail
Phase II B	$5,000-6,000	2018-2019	Replace underperforming tenants with better performing, higher rent paying tenants
Phase III	$16,000-18,000	2020	Recapture space from and expand selected tenants; replace underperforming tenants; develop Rt. 4 pad if not used for garage entrance; develop Parcel I approved for 20,000± sf
Kearny	$7,000-8,000	2018	Expanding by 20,000± sf and adding new pad
Montehiedra outparcel	$7,000-8,000	2019	Developing 20,000± sf retail on excess land
Towson - Phase II	$5,000-6,000	2019	Retenanting former hhgregg space
Garfield - Phase II	$4,000-5,000	2019	Adding 15,000± sf of shop space
Morris Plains	$3,000-4,000	2018	Release former supermarket space
West Babylon	$3,000-4,000	2018	Developing 10,000± sf of shops
Huntington	$2,000-3,000	2018	Converting 11,000± sf of basement space into street-front retail
Woodbridge	$2,000-3,000	2019	Retenanting or converting building to pads
Mt. Kisco	$2,000-3,000	2019	Converting existing restaurant to two or three smaller spaces including food offerings
Cherry Hill	$1,000-2,000	2018	Developing approved pad for 5,000± sf of retail
Multiple Pad Projects(2)	$1,000-2,000	2018	Developing new pads
Gun Hill	$1,000-2,000	2019	Expanding Aldi supermarket (lease executed); seeking public approvals
Rockaway	±$1,000	2018	Expanding supermarket
Total	$69,000-86,000	(4)
(1) Estimated Stabilization and Estimated Gross Cost are subject to change from uncertainties inherent in the development process and not wholly under the Company's control.
(2) Multiple Pad Projects include possible new pads at the following properties: East Rutherford, Springfield, Morris Plains and North Bergen. These projects are on land leased to or controlled by anchors and require anchor collaboration.
(3) Estimated Stabilization reflects the first year in which Target Stabilization occurs. See footnote 2 on page 26.
(4) The estimated, unleveraged yield for Pipeline projects is 9% as of June 30, 2017 based on the total, estimated project costs of and the incremental, unleveraged NOI expected from the projects. The incremental, unleveraged NOI for Pipeline projects excludes NOI generated outside the project scope such as the impact on future lease rollovers or on the long-term value of the property.

URBAN EDGE PROPERTIES
DEBT SUMMARY
As of June 30, 2017 and December 31, 2016
(in thousands)

	June 30, 2017	December 31, 2016
Fixed rate debt	$1,292,849	$1,166,804
Variable rate debt	127,756	38,756
Total debt	$1,420,605	$1,205,560

% Fixed rate debt	91.0%	96.8%
% Variable rate debt	9.0%	3.2%
Total	100%	100%

Secured mortgage debt	$1,420,605	$1,205,560
Unsecured debt	—	—
Total debt	$1,420,605	$1,205,560

% Secured mortgage debt	100%	100%
% Unsecured mortgage debt	N/A	N/A
Total	100%	100%

Weighted average remaining maturity on secured mortgage debt	5.2 years	4.8 years

Total market capitalization (see page 16)	$4,277,576

% Secured mortgage debt	33.2%
% Unsecured debt	—%
Total debt : Total market capitalization	33.2%

Weighted average interest rate on secured mortgage debt(1)	4.11%	4.20%
Weighted average interest rate on unsecured debt(2)	—%

Note: All amounts and calculations exclude unamortized debt issuance costs on mortgages payable.
(1) Weighted average interest rates are calculated based on balances outstanding at the respective dates.
(2) No amounts are currently outstanding on the unsecured line of credit. To the extent borrowing occurs, the line bears interest at LIBOR plus 1.15% based on our current leverage metrics as defined in the revolving credit agreement. The line matures in March 2021 and has two six-month extension options.

URBAN EDGE PROPERTIES
MORTGAGE DEBT SUMMARY
As of June 30, 2017 (unaudited) and December 31, 2016
(dollars in thousands)

Debt Instrument	Maturity Date	Rate	June 30, 2017	December 31, 2016	Percent of Debt at June 30, 2017
Englewood(3)	10/1/18	6.22%	$11,537	$11,537	0.8%
Cross collateralized mortgage - Fixed(4)	9/10/20	4.38%	511,739	519,125	36.1%
Cross collateralized mortgage - Variable(1)(4)	9/10/20	2.36%	38,756	38,756	2.7%
Montehiedra, Puerto Rico (senior loan)(2)	7/6/21	5.33%	86,658	87,308	6.1%
Montehiedra, Puerto Rico (junior loan)(2)	7/6/21	3.00%	30,000	30,000	2.1%
Plaza at Cherry Hill(8)	5/24/22	2.82%	28,930	—	2.0%
Westfield - One Lincoln(8)	5/24/22	2.82%	4,730	—	0.3%
Plaza at Woodbridge(8)	5/25/22	2.82%	55,340	—	3.9%
Bergen Town Center	4/8/23	3.56%	300,000	300,000	21.1%
Shops at Bruckner	5/1/23	3.90%	12,443	—	0.9%
Hudson Mall(7)	12/1/23	5.07%	25,333	—	1.8%
Yonkers Gateway Center	4/6/24	4.16%	33,967	—	2.4%
Las Catalinas	8/6/24	4.43%	130,000	130,000	9.2%
North Bergen (Tonnelle Avenue)	4/1/27	4.18%	100,000	73,951	7.0%
Manchester Plaza	6/1/27	4.32%	12,500	—	0.9%
Millburn Gateway Center	6/1/27	3.97%	24,000	—	1.7%
Mount Kisco (Target)(5)	11/15/34	6.40%	14,672	14,883	1.0%
Total mortgage debt		4.11%	$1,420,605	$1,205,560	100%
Unamortized debt issuance costs			(8,208)	(8,047)
Total mortgage debt, net			$1,412,397	$1,197,513

DEBT MATURITY SCHEDULE
Year	Amortization	Balloon Payments	Premium/(Discount) Amortization	Total	Weighted Average Interest rate at maturity	Percent of debt maturing
2017(6)	$9,479	$—	$168	$9,647	4.5%	0.7%
2018	18,606	10,823	332	29,761	5.1%	2.1%
2019	20,065	—	332	20,397	4.4%	1.4%
2020	16,853	500,143	331	517,327	4.2%	36.4%
2021	6,015	116,658	330	123,003	4.7%	8.7%
2022	7,418	89,000	330	96,748	3.0%	6.8%
2023	7,820	329,433	307	337,560	3.7%	23.8%
2024	5,021	141,722	(25)	146,718	4.4%	10.3%
2025	3,298	—	(61)	3,237	4.7%	0.2%
Thereafter	13,520	123,225	(538)	136,207	4.3%	9.6%
Total	$108,095	$1,311,004	$1,506	$1,420,605	4.1%	100%
	Unamortized debt issuance costs			(8,208)
	Mortgage debt, net			$1,412,397
(1) Subject to a LIBOR floor of 1.00%, currently bears interest at LIBOR plus 136 bps.
(2) As part of the planned redevelopment of Montehiedra Town Center, the Company is committed to fund $20.0 million for leasing and building capital expenditures of which $19.3 million has been funded as of June 30, 2017.
(3) On March 30, 2015, we notified the lender that due to tenants vacating, the property’s operating cash flow would be insufficient to pay its debt service. As of June 30, 2017 we were in default and the property was transferred to receivership. The Company no longer manages the property but will remain its title owner until the receiver disposes of the property.
(4) See Property Status Report on page 22 for each property that comprises the cross collateralized mortgage loan.
(5) The mortgage payable balance on the loan secured by Mt. Kisco -Target includes $1.1 million of unamortized debt discount as of June 30, 2017 and December 31, 2016, respectively. The effective interest rate including amortization of the debt discount is 7.34% as of June 30, 2017.
(6) Remainder of 2017.
(7) The mortgage payable balance on the loan secured by Hudson Mall includes $1.6 million of unamortized debt premium as of June 30, 2017. The effective interest rate including amortization of the debt premium is 3.11% as of June 30, 2017.
(8) Bears interest at LIBOR plus 160 bps.